Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 20, 2012, relating to the consolidated financial statements of Customers Bancorp, Inc. appearing in the Annual Report on Form 10-K of Customers Bancorp, Inc. for the year ended December 31, 2011, and to the reference to us under the heading “Experts” in the Prospectus.

/s/ParenteBeard LLC

Lancaster, Pennsylvania

October 22, 2012